Pilgrim’s Pride Reports Operating Income of $372 Million and GAAP EPS of $0.93 for the Third Quarter of 2017

GREELEY, Colo., November 7, 2017 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports third quarter 2017 financial results.

Third Quarter Highlights

•	Consolidated numbers reflect Moy Park for the entire quarter, including historical data in accordance to U.S. GAAP.

•	Net Sales of $2.79 billion (+37.4% versus same quarter last year of $2.03 billion, excluding Moy Park).

•	Net Income of $232.7 million.

•	Adjusted Operating Income margins of 16.6% in U.S., 13.4% in Mexico and 4.1% in Europe operations, respectively.

•	Adjusted EBITDA of $463.6 million (or a 16.6% margin) and Adjusted EPS of $0.98.

•	Excluding Moy Park: Net Sales was $2.28 billion, Adjusted Operating Income was $367.7 million, Adjusted EBITDA was $427.6 million (or an 18.8% margin).

•	Acquisition of Moy Park positions us as the global leader in chicken and prepared foods, and aligns with our strategic priorities while providing a strong platform for future growth.

•	GNP integration is progressing well; operations and profitability significantly improved with synergy captured ahead of expectations.

Unaudited (2), In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended
	Sep 24, 2017	Sep 25, 2016	Change
Net Sales	$2,793.9	$2,495.3	+12.0%
GAAP EPS	$0.93	$0.39	+138.5%
Operating Income	$372.2	$176.8	+110.6%
Adjusted EBITDA (1)	$463.6	$237.4	+95.3%
Adjusted EBITDA Margin (1)	16.6%	9.5%	+7.1pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

(2)	Figures have been adjusted to include full-quarter of Moy Park, in accordance to U.S. GAAP.

“During Q3, our U.S. operations were robust across all business units and Mexico performed even better than our expectations. The results once again demonstrated the strength and diversity of our portfolio of bird sizes, and is what fundamentally differentiates us from the competition, giving us the potential to reduce volatility and generate higher margins over time. Despite greater availability of alternative protein, we saw strong demand for chicken during grilling season and we expect a continuation of chicken as a choice protein in domestic and international markets,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“We closed the acquisition of Moy Park last September and are very excited about the potential opportunities in Europe because it creates a stronger, more diverse and more stable global chicken and prepared foods leader in Pilgrim’s. The new European operations align with our strategic priorities as we continue expanding our geographical and brands footprint, and extending our global poultry leadership position into attractive new markets while providing us a strong platform for future growth in the region.”

“We continue to increase GNP performance, and margins have increased by 600 bps since we acquired the business in Q1. The integration is tracking above expectations and we are well ahead in delivering the previously announced $30 million synergy target. Together with the success we had in improving the profitability of the acquired assets in Mexico relative to the legacy operations, we believe we have the method and the team to continue to grow the profitability of our European business.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, November 8, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc3q2017.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through February 8, 2018.

About Pilgrim’s Pride

Pilgrim’s employs approximately 52,000 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 24, 2017	December 25, 2016
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$401,789	$292,544
Restricted cash	4,841	4,979
Trade accounts and other receivables, less allowance for doubtful accounts	624,802	445,553
Accounts receivable from related parties	970	4,010
Inventories	1,196,201	975,608
Income taxes receivable	16,362	—
Prepaid expenses and other current assets	102,914	81,932
Assets held for sale	2,777	5,259
Total current assets	2,350,656	1,809,885
Other long-lived assets	20,007	19,260
Identified intangible assets, net	620,693	471,591
Goodwill	995,582	887,221
Property, plant and equipment, net	2,076,347	1,833,985
Total assets	$6,063,285	$5,021,942

Accounts payable	$743,528	$790,378
Accounts payable to related parties	7,091	4,468
Accrued expenses and other current liabilities	416,476	347,021
Income taxes payable	191,432	27,578
Current maturities of long-term debt	61,811	15,712
Total current liabilities	1,420,338	1,185,157
Long-term debt, less current maturities	2,548,575	1,396,124
Deferred tax liabilities	286,038	251,807
Other long-term liabilities	98,098	102,722
Total liabilities	4,353,049	2,935,810
Common stock	2,602	307,288
Treasury stock	(231,758)	(217,117)
Additional paid-in capital	1,926,386	3,100,332
Retained earnings (accumulated deficit)	39,606	(782,785)
Accumulated other comprehensive loss	(36,517)	(329,858)
Total Pilgrim’s Pride Corporation stockholders’ equity	1,700,319	2,077,860
Noncontrolling interest	9,917	8,272
Total stockholders’ equity	1,710,236	2,086,132
Total liabilities and stockholders’ equity	$6,063,285	$5,021,942

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
	(In thousands, except per share data)
Net sales	$2,793,885	$2,495,281	$8,025,511	$7,507,681
Cost of sales	2,315,301	2,242,221	6,815,701	6,632,568
Gross profit	478,584	253,060	1,209,810	875,113
Selling, general and administrative expense	102,191	75,933	284,009	229,786
Administrative restructuring charges	4,147	279	8,496	279
Operating income	372,246	176,848	917,305	645,048
Interest expense, net of capitalized interest	24,636	19,119	66,315	58,480
Interest income	(2,128)	(253)	(3,600)	(2,000)
Foreign currency transaction gain	(888)	4,569	(2,500)	(1,769)
Miscellaneous, net	(1,083)	(2,371)	(5,198)	(7,327)
Nonrecurring items	—	—	—	—
Income before income taxes	351,709	155,784	862,288	597,664
Income tax expense	113,396	53,819	278,046	202,979
Net income	238,313	101,965	584,242	394,685
Less: Net income from Granite Holdings Sàrl prior to acquisition by Pilgrim's Pride Corporation	6,093	3,438	23,486	25,105
Less: Net income (loss) attributable to noncontrolling interests	(460)	(130)	514	(334)
Net income attributable to Pilgrim’s Pride Corporation	$232,680	$98,657	$560,242	$369,914

Weighted average shares of common stock outstanding:
Basic	248,753	254,460	248,732	254,607
Effect of dilutive common stock equivalents	235	460	230	430
Diluted	248,988	254,920	248,962	255,037

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.94	$0.39	$2.25	$1.45
Diluted	$0.93	$0.39	$2.25	$1.45

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016
	(In thousands)
Cash flows from operating activities:
Net income	$584,242	$394,685
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	204,625	174,128
Foreign currency transaction loss related to borrowing arrangements	6,830	—
Impairment expense	4,947	—
Gain on property disposals	(540)	(7,315)
Loss (gain) on equity method investments	(44)	194
Share-based compensation	2,454	5,404
Deferred income tax expense (benefit)	25,768	(6)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(146,477)	(65,649)
Inventories	(149,806)	(18,099)
Prepaid expenses and other current assets	(15,377)	1,990
Accounts payable, accrued expenses and other current liabilities	(36,105)	35,346
Income taxes	149,063	45,789
Long-term pension and other postretirement obligations	(9,660)	(8,294)
Other operating assets and liabilities	(1,429)	(6,190)
Cash provided by operating activities	618,491	551,983
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(258,364)	(221,035)
Business acquisition	(658,520)	—
Proceeds from property disposals	2,585	12,977
Cash used in investing activities	(914,299)	(208,058)
Cash flows from financing activities:
Proceeds from note payable to bank	—	36,838
Payments on note payable to bank	—	(65,564)
Proceeds from revolving line of credit and long-term borrowings	1,013,662	515,292
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(609,678)	(504,078)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	5,038	3,691
Payment of capitalized loan costs	(4,550)	(693)
Purchase of common stock under share repurchase program	(14,641)	(20,333)
Cash dividends	—	(715,711)
Cash provided by (used in) financing activities	389,831	(743,379)
Increase (decrease) in cash, cash equivalents and restricted cash	109,107	(428,391)
Cash, cash equivalents and restricted cash, beginning of period	297,523	696,553
Cash, cash equivalents and restricted cash, end of period	$406,630	$268,162

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
	(In thousands)
Net income	$238,313	$101,965	$584,242	$394,685
Add:
Interest expense, net	22,508	18,866	62,715	56,480
Income tax expense	113,396	53,819	278,046	202,979
Depreciation and amortization	71,763	58,718	204,625	174,128
Minus:
Amortization of capitalized financing costs	1,181	970	3,129	2,859
EBITDA	444,799	232,398	1,126,499	825,413
Add:
Foreign currency transaction loss (gains)	(888)	4,569	(2,500)	(1,769)
Acquisition charges	15,039	—	15,039	—
Restructuring charges	4,147	279	8,496	279
Minus:
Net income (loss) attributable to noncontrolling interest	(460)	(130)	514	(334)
Adjusted EBITDA	$463,557	$237,376	$1,147,020	$824,257

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by Net Revenue for the applicable period.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
	(In thousands)
Net income from continuing operations	$238,313	$101,965	$584,242	$394,685	8.53%	4.09%	7.28%	5.26%
Add:
Interest expense, net	22,508	18,866	62,715	56,480	0.81%	0.76%	0.78%	0.75%
Income tax expense	113,396	53,819	278,046	202,979	4.06%	2.16%	3.46%	2.70%
Depreciation and amortization	71,763	58,718	204,625	174,128	2.57%	2.35%	2.55%	2.32%
Minus:
Amortization of capitalized financing costs	1,181	970	3,129	2,859	0.04%	0.04%	0.04%	0.04%
EBITDA	444,799	232,398	1,126,499	825,413	15.92%	9.32%	14.03%	10.99%
Add:
Foreign currency transaction gains	(888)	4,569	(2,500)	(1,769)	(0.03)%	0.18%	(0.03)%	(0.02)%
Acquisition charges	15,039	—	15,039	—	0.54%	—%	0.19%	—%
Restructuring charges	4,147	279	8,496	279	0.15%	0.01%	0.11%	—%
Minus:
Net income (loss) attributable to noncontrolling interest	(460)	(130)	514	(334)	(0.02)%	(0.01)%	0.01%	—%
Adjusted EBITDA	$463,557	$237,376	$1,147,020	$824,257	16.59%	9.52%	14.28%	10.98%

Net Revenue:	$2,793,885	$2,495,281	$8,025,511	$7,507,681	$2,793,885	$2,495,281	$8,025,511	$7,507,681

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
	(In thousands, except per share data)
Net income attributable to Pilgrim's Pride Corporation	$232,680	$98,657	$560,242	$369,914
Loss on early extinguishment of debt	—	—	—	—
Acquisition and restructuring charges, net of taxes	12,988	—	15,980	—
Foreign currency transaction gains	(888)	4,569	(2,500)	(1,769)
Income before loss on early extinguishment of debt and foreign currency transaction gains	244,780	103,226	573,722	368,145
Weighted average diluted shares of common stock outstanding	248,988	254,920	248,962	255,037
Income before loss on early extinguishment of debt and foreign currency transaction gains per common diluted share	$0.98	$0.40	$2.30	$1.44

A reconciliation of GAAP earnings per share (EPS) to adjusted earnings per share (EPS) is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
	(In thousands, except per share data)
GAAP EPS	$0.93	$0.39	$2.25	$1.45
Loss on early extinguishment of debt	—	—	—	—
Acquisition and restructuring charges, net of taxes	0.05	—	0.06	—
Foreign currency transaction gains	—	0.02	(0.01)	(0.01)
Adjusted EPS	$0.98	$0.41	$2.30	$1.44

Weighted average diluted shares of common stock outstanding	248,988	254,920	248,962	255,037

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,938,542	$1,724,625	$5,557,089	$5,072,351
Mexico:	341,018	307,096	994,568	950,622
Europe:	514,325	463,560	1,473,854	1,484,708
Total net sales:	$2,793,885	$2,495,281	$8,025,511	$7,507,681

Sources of cost of sales by country of origin:
US:	$1,561,333	$1,545,289	$4,656,825	$4,470,648
Mexico:	286,617	276,366	822,822	818,749
Europe:	467,374	420,590	1,336,123	1,343,242
Elimination:	(23)	(24)	(69)	(71)
Total cost of sales:	$2,315,301	$2,242,221	$6,815,701	$6,632,568

Sources of gross profit by country of origin:
US:	$377,209	$179,336	$900,262	$601,703
Mexico:	54,401	30,730	171,745	131,874
Europe:	46,951	42,970	137,734	141,466
Elimination:	23	24	69	70
Total gross profit:	$478,584	$253,060	$1,209,810	$875,113

Sources of operating income by country of origin:
US:	$307,962	$141,195	$719,121	$480,280
Mexico:	45,692	22,603	146,241	108,856
Europe:	18,569	13,027	51,874	55,841
Elimination:	23	23	69	71
Total operating income:	$372,246	$176,848	$917,305	$645,048